Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Heliogen, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Primary Offerings
	Debt	Debt Securities(1)			(2)		(3)		(3)
	Equity	Preferred Stock, par value $0.0001 per share(1)			(2)		(3)		(3)
	Equity	Common Stock, par value $0.0001 per share(1)			(2)		(3)		(3)
	Equity	Rights(1)			(2)		(3)		(3)
	Equity	Units(1)			(2)		(3)		(3)
	Other	Warrants(1)			(2)		(3)		(3)
	Unallocated (Universal) Shelf		457(o)		(2)		(3)	$150,000,000		$0.00011020	$16,530	(4)
	Secondary Offerings
	Equity	Common Stock, par value $0.0001 per share(5)	457(c)	6,668,457		$0.25	(6)	$1,667,114.25		$0.00011020	$183.72

Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$151,667,112.45		$0.00011020	$16,713.72
	Total Fees Previously Paid										N/A
	Total Fee Offsets										N/A
	Net Fee Due										$16,713.72

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered		Form Type	File Number	Initial Effective Date
Equity	Common Stock, par value $0.0001 per share(7)	8,566,666	$31,696,665		S-1	333-262319	January 24, 2022
Equity	Common Stock, par value $0.0001 per share(7)	124,749,204	$461,572,055		S-1	333-262319	January 24, 2022
Equity	Warrants(7)	233,333		(8)	S-1	333-262319	January 24, 2022

(1)	Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby.

(2)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of rights and units, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock, rights, units and/or debt securities to be sold by the Registrant from time to time at unspecified prices which shall have an aggregate initial offering price not to exceed $150,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities registered for sale also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

(4)	The proposed maximum aggregate offering price has been calculated pursuant to Rule 457(o) under the Securities Act.
(5)	Consists of 6,668,457 additional shares of common stock registered for resale by the selling securityholders named in this registration statement.
(6)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $0.25, which was the average of the high and low prices of the shares of common stock on April 5, 2023 on the New York Stock Exchange.
(7)	No registration fee is payable in connection with the 133,315,870 shares of common stock (including common stock underlying warrants) and 233,333 warrants that were previously registered under the registration statement on Form S-1 (No. 333-262319), initially filed by Heliogen, Inc. on January 24, 2022, and declared effective on February 3, 2022, as most recently amended by Post-Effective Amendment No. 3 to Form S-1 on Form S-3, filed on March 30, 2023 and declared effective on April 5, 2023 (the “Prior Registration Statement,” as amended and/or supplemented), because such shares and warrants are being transferred from the Prior Registration Statement pursuant to Rule 429 under the Securities Act. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the Prior Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. See “Statement Pursuant to Rule 429” in this registration statement.
(8)	Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying common stock.